UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 1, 2006
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
     On July 1, 2006, the Dick’s Sporting Goods, Inc. (the “Company” or “Dick’s”) (NYSE: DKS) Supplemental Smart Savings Plan (the “Plan”) became effective, which allows certain members of management to annually defer a portion of their existing compensation. The Plan is being implemented because certain members of management have historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules.
     The Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan is also intended to comply with Internal Revenue Code Section 409A, and contains restrictions to help ensure compliance. Under the Plan, Dick’s gives eligible employees the opportunity to enter into agreements to defer a specified percentage of their base salary (not to exceed certain amounts) and certain bonus payments. Employees may elect to receive distributions from the Plan in accordance with the terms of the Plan.
     Once the deferral has been made, deferred amounts are recorded in accounts maintained by the Company. The Company’s Executive Benefits Committee is responsible for administration of the Plan, subject to Rule 303A.05 of the NYSE Listed Company Manual and the Company’s Compensation Committee Charter. The Company has the ability to match amounts deposited into Plan accounts, up to a discretionary percentage of compensation determined annually by the Company, not to exceed 10% of a participant’s Compensation (as defined in the Plan), and less any matching amounts contributed through the Company’s 401(k) Plan. The Company has established a rabbi grantor trust, with a third party trust company as trustee, for the purpose of providing the Company with funds for the payment of matching amounts under the Plan.
     The obligations of the Company to pay deferred compensation under the Plan are unsecured general obligations of the Company. The Company may amend or terminate the Plan at any time in whole or in part; provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.
     The foregoing summary of the Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
Exhibit 10.1 Dick’s Sporting Goods Supplemental Smart Savings Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: July 6, 2006	By:	/s/ William R. Newlin

	Name:	William R. Newlin
	Title:	Executive Vice President and Chief Administrative Officer